SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): November 4, 2005
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
On November 4, 2005, The GEO Group, Inc., a Florida corporation (“GEO”), completed its previously announced acquisition of Correctional Services Corporation, a Delaware corporation (“CSC”), pursuant to an Agreement and Plan of Merger, dated as of July 14, 2005 (the “Merger Agreement”), by and among GEO, GEO Acquisition, Inc. (“Merger Sub”) and CSC. Under the terms of the Merger Agreement, Merger Sub merged with and into CSC (the “Merger”), and CSC survived the Merger as a wholly-owned subsidiary of GEO.
As a result of the Merger, each share of common stock of CSC (collectively, the “Shares”) was converted into the right to receive $6.00 in cash, without interest. In addition, each outstanding option to purchase CSC common stock having an exercise price less than $6.00 per share was converted into the right to receive the difference between $6.00 per share and the exercise price per share of the option, multiplied by the total number of shares of CSC common stock subject to the option (collectively, the “Options”). GEO will pay a total aggregate consideration of approximately $62,000,000 in exchange for the Shares and the Options, and will also assume approximately $124 million in non-recourse indebtedness of CSC. GEO financed the completion of the Merger through cash on hand and borrowings under its senior secured credit facility.
Following the Merger, also on November 4, 2005, GEO completed the previously announced sale of the juvenile services business of CSC to JFS Development, LLC (the “Buyer”), a company formed by James F. Slattery, the former Chief Executive Officer of CSC, for $3.75 million (the “Sale”). Of the purchase price paid by the Buyer, $1,750,000 was paid in cash in connection with the closing, and the remaining $2,000,000 will be paid in quarterly installments over a three-year period at an interest rate of 6% per annum, pursuant to the terms of a promissory note delivered by the Buyer to GEO.
A copy of GEO’s press release dated November 7, 2005 announcing the completion of the Merger and the Sale is attached hereto as Exhibit 99.1.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.
     (b) Pro Forma Financial Information.
The required pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

     (c) Exhibits

Exhibit Number	Description

99.1	Press Release of GEO, dated November 7, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2005	THE GEO GROUP, INC.
	By:	/s/ John G. O’Rourke
		Name:	John G. O’Rourke
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of GEO, dated November 7, 2005